SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 31, 2005
(Date of earliest event reported)
Smart Video Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation or organization)	000-26809 (Commission File No.)	91-1962104 (IRS Employer Identification No.)
3505 Koger Boulevard
Suite 400
Duluth, GA 30096
(Address of principal executive offices)
(770) 279-3100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement
Effective as of October 31, 2005, the Company entered into a Securities Purchase Agreement (“SPA”) with 60 accredited investors (the “Investors”), pursuant to which the Company will obtain up to $8,000,000 in gross proceeds from a private placement (the “Private Placement”) of up to 10,666,666 shares of Series A-1 Convertible Preferred Stock (the “Preferred Stock”), five-year warrants exercisable at $1.75 per share (the “$1.75 Warrants”) to purchase up to 10,666,666 shares of common stock and five-year warrants exercisable at $2.00 per share (the “$2.00 Warrants”) to purchase up to 2,666,666 shares of common stock. (The $1.75 Warrants and the $2.00 Warrants are hereinafter sometimes collectively referred to as the “Warrants”).
As of November 2, 2005, the Company and the Investors entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to which certificates for 5,333,333 shares of Preferred Stock, 5,333,333 $1.75 Warrants, 1,333,333 $2.00 Warrants and the purchase price for such securities are held in escrow until the earlier to occur of: (a) a final dispositive order, judgment or decree of the Delaware Chancery Court dismissing the claim made by Forté Capital Partners, LLC that it has succeeded in obtaining sufficient votes to replace the present board of directors of the Company with its slate of directors (the “Proxy Litigation”), (b) a notice of voluntary dismissal with prejudice that has been duly filed by the plaintiffs of all of their claims with the Delaware Chancery Court with respect to the Proxy Litigation, (c) the termination of the SPA by the Company or the investors in accordance with its terms or (d) December 9, 2005. The balance of the Preferred Stock and the Warrants will be issued and sold to the Investors if the conditions in the SPA to close the sale of such securities are satisfied.
The Company and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) as of October 31, 2005, pursuant to which the Company has agreed to register for resale the shares of the Company’s common stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants.
The terms of the Private Placement are more fully described in Item 3.02 of this Form 8-K, which description is incorporated herein by reference.
On September 26, and October 19, 2005, Messrs. Glenn Singer and Michael E. Criden loaned the Company a total of $600,000. In exchange for the loans, the Company issued convertible promissory notes and warrants to each of Messrs. Singer and Criden. For a description of such notes and warrants, see Item 5.02 of this Form 8-K.
ITEM 3.02 Unregistered Sales of Equity Securities
Effective as of October 31, 2005, the Company entered into the SPA with the Investors, pursuant to which it has agreed to issue and deliver up to: (a) 10,666,666 shares of Preferred Stock, (b) 10,666,666 $1.75 Warrants and (c) 2,666,666 $2.00 Warrants, for aggregate gross proceeds of up to $8,000,000. As of November 2, 2005, 5,333,333 shares of Preferred Stock, 5,333,333 $1.75 Warrants, 1,333,333 $2.00 Warrants and the purchase price for such securities are being held in escrow pursuant to the terms of the Escrow Agreement. The Investors have the right to vote the shares of Preferred Stock held in escrow. In the event that certain secondary closing conditions (as defined in the SPA) are satisfied within 75 days after the date that the Company’s securities and the purchase price therefor are released pursuant to the terms of the Escrow Agreement, the Company will issue and deliver to the Investors an additional 5,333,333 shares of Preferred Stock, 5,333,333 $1.75 Warrants and 1,333,333 $2.00 Warrants. In addition, if a Strategic Investor (as defined in the SPA) enters into a binding agreement with the Company to make a Strategic Investment (as defined in the SPA), or otherwise made a Strategic Investment, within 90 days after the first closing date, each of the Investors shall have the right to purchase additional securities of the Company in accordance with the terms of the SPA.
The conversion price for the Preferred Stock presently equals $0.75, subject to certain adjustments in accordance with the terms set forth in the Company’s Certificate of Designation (the “Designation”) as filed with the Secretary of the State of Delaware on November 2, 2005. The conversion price of the Preferred Stock is subject to a weighted average price adjustment as provided in the Designation and the respective exercise prices of the Warrants are subject to full ratchet adjustment.
On the second anniversary after the first closing of this transaction, the Company shall have the right, but not the obligation, to redeem all of the then-outstanding shares of Preferred Stock for cash in an amount equal to the aggregate sum of the stated value of such shares. If the Company exercises its redemption rights, it must provide the investors with 30 days’ advanced notice and the investors have the right to convert the Preferred Stock into common stock during such 30 day period.
The net proceeds from the Private Placement will be used for working capital and general corporate purposes.
The Private Placement was made to the Investors pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.
The foregoing descriptions of the SPA, the Registration Rights Agreement, the Escrow Agreement, the Preferred Stock, the Warrants and the Designation are merely summaries, and are not intended to be complete. Such documents are each filed as exhibits to this Form 8-K, and the full text of each such exhibit is incorporated herein by reference in its entirety.
ITEM 3.03 Material Modification to Rights of Security Holders
The Preferred Stock has liquidation preferences over the Company’s common stock. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Preferred Stock shall be entitled to be paid out of the assets of the Company in an amount equal to the Stated Value (as defined in the Designation) per share plus any dividends declared but unpaid thereon before any distribution or payment shall be made to the holders of any common stock.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On November 2, 2005, Glenn Singer and Michael E. Criden, Esq. were appointed to the Company’s board of directors pursuant to the terms of the SPA. Mr. Criden has been a partner for at least five years in Hanzman & Criden, P.A., a South Florida law firm that devotes much of its practice to class action and complex commercial litigation. Mr. Singer is currently the mayor of Golden Beach, Florida. Mr. Singer and his partners built Florida-based National Business Solutions, an employee-leasing company, which was acquired in 1996 by Paychex for $160 million.
On September 26, and October 19, 2005, Messrs. Criden and Singer loaned the Company a total of $600,000. In exchange for the loans, the Company issued convertible promissory notes and warrants to each of Messrs. Singer and Criden. The notes are payable one year from the date of each loan. Interest accrues on the outstanding principal amount of each note at the rate of 8% per annum. If the Company completes a financing of at least $2.5 million from the sale of its equity securities prior to the maturity date of each of the notes, the principal amount of each note will convert into shares or units of the equity securities sold in such financing at a per share sale price or unit sale price equal to the per share sale price or unit price of the financing.
In addition to receiving the convertible notes, Messrs. Singer and Criden each received five-year warrants to purchase a total of 100,000 shares of the Company’s common stock at an exercise price of $2.00 per share. The holders of the warrants were also granted certain piggy-back registration rights with respect to the shares of common stock underlying the warrants.
The loans provided to the Company by Messrs. Singer and Criden will be credited toward their purchase price for the Preferred Stock if and when the securities are released from escrow pursuant to the terms of the Escrow Agreement.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On November 2, 2005, the Company filed its Designation with the Secretary of State of Delaware authorizing 25,000,000 shares of Preferred Stock. Except as otherwise required by law, holders of the Preferred Stock shall vote together with the holders of the Company’s common stock as a single class. The conversion rights and liquidation preferences of the Preferred Stock are described in Items 3.02 and 3.03 of this Form 8-K, which descriptions are incorporated by reference herein. The Designation is attached as Exhibit 3.1 to this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits
     (c) Exhibits:

3.1	Series A-1 Convertible Preferred Stock Certificate of Designation

4.1	Form of $1.75 Warrant

4.2	Form of $2.00 Warrant

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

10.3	Escrow Agreement

10.4	Convertible Promissory Note dated September 26, 2005 issued to Glenn Singer

10.5	Warrant dated September 26, 2005 issued to Glenn Singer

10.6	Convertible Promissory Note dated September 26, 2005 issued to Michael E. Criden

10.7	Warrant dated September 26, 2005 issued to Michael E. Criden

10.8	Convertible Promissory Note dated October 19, 2005 issued to GHS Holdings

10.9	Warrant dated October 19, 2005 issued to GHS Holdings

10.10	Convertible Promissory Note dated October 19, 2005 issued to Michael E. Criden

10.11	Warrant dated October 19, 2005 issued to Michael E. Criden

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTVIDEO TECHNOLOGIES, INC.
By:	/s/ Richard E. Bennett, Jr.
	Name:	Richard E. Bennett, Jr.
	Title:	President & CEO

Date: November 4, 2005

EXHIBIT INDEX

Exhibit	Description

3.1	Series A-1 Convertible Preferred Stock Certificate of Designation

4.1	Form of $1.75 Warrant

4.2	Form of $2.00 Warrant

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

10.3	Escrow Agreement

10.4	Convertible Promissory Note dated September 26, 2005 issued to Glenn Singer

10.5	Warrant dated September 26, 2005 issued to Glenn Singer

10.6	Convertible Promissory Note dated September 26, 2005 issued to Michael E. Criden

10.7	Warrant dated September 26, 2005 issued to Michael E. Criden

10.8	Convertible Promissory Note dated October 19, 2005 issued to GHS Holdings

10.9	Warrant dated October 19, 2005 issued to GHS Holdings

10.10	Convertible Promissory Note dated October 19, 2005 issued to Michael E. Criden

10.11	Warrant dated October 19, 2005 issued to Michael E. Criden